UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 14, 2011

IGI LABORATORIES, INC.

(Exact name of registrant as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-08568 (Commission file number)	01-0355758 (I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices)(Zip Code)

(856) 697-1441

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment

of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2011, IGI Laboratories, Inc. (the “Company”) announced that it has named Jenniffer Collins its new Chief Financial Officer, effective July 21, 2011. Joyce Erony will continue to serve as the Company’s Acting Principal Financial and Accounting Officer until August 15, 2011.

Jenniffer Collins, age 42, has twenty years of experience in accounting and finance. Prior to joining IGI, she most recently served as Vice President-Treasurer and previously the Corporate Controller at the Lightstone Group, a privately held real estate firm. Ms. Collins also served as Corporate Controller for Orchid Cellmark, Inc., a biotechnology company, and Director of Finance and Investor Relations for Tellium, Inc. an optical switching company. Her background also includes seven years of public accounting experience, including a position with Pricewaterhouse Coopers. Jenniffer earned her CPA in New Jersey in 1993 and graduated with a B.S. in Accounting from Lehigh University.

Under the terms of her employment agreement, Ms. Collins will receive an annual salary of $210,000. As soon as practicable following the effective date of her employment agreement and subject to the approval of the Board of Directors, Ms. Collins will also receive an option to purchase 225,000 shares of the Company’s common stock, the vesting terms of which are explained below. In addition, Ms. Collins will be entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees. Ms. Collins will also be eligible to receive an annual performance bonus for each calendar year during the term of her employment, which may be payable in either, cash, stock options and/or restricted stock. Ms. Collins’ target bonus will be equal to 30% of her base salary for the applicable fiscal year. All performance targets pursuant to such plan shall be determined by the Company’s Compensation Committee. Ms. Collins is also subject to certain restrictive covenants as set forth in her employment agreement, including confidentiality, non-solicitation and non-competition. Ms. Collins’ employment agreement further provides for payments upon certain types of employment termination events as further set forth in her employment agreement.

The above stock option grant will have an exercise price equal to the closing price of the Company’s common stock on the date of grant and will become fully vested over a period of three years as follows: (i) one-third of the stock options shall vest on the first anniversary of the date of the grant; (ii) one-third of the stock options shall vest on the second anniversary of the date of the grant and (iii) one-third of the stock options shall vest on the third anniversary of the date of the grant. In addition, any options that remain unvested immediately prior to a change in control will become vested, provided that the executive remains in continuous service with the Company through the consummation of the change in control.

The foregoing description of the employment agreement for Ms. Collins is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Form of Stock Option Award Agreement under the IGI Laboratories, Inc. 2009 Equity Incentive Plan is filed as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement dated July 14, 2011 between IGI Laboratories, Inc. and Jenniffer Collins

10.2	Form of Stock Option Award Agreement under the IGI Laboratories, Inc. 2009 Equity Incentive Plan

99.1	Press Release of IGI Laboratories, Inc. dated July 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: July 20, 2011	By:	/s/ Charles E. Moore
	Name:	Charles E. Moore
	Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Employment Agreement dated July 14, 2011 between IGI Laboratories, Inc. and Jenniffer Collins

10.2	Form of Stock Option Award Agreement under the IGI Laboratories, Inc. 2009 Equity Incentive Plan

99.1	Press Release of IGI Laboratories, Inc. dated July 15, 2011

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